EXHIBIT 13

Ultrapar Participações S.A. and Subsidiaries

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report for the year ended December 31, 2016 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Thilo Mannhardt, the Chief Executive Officer, and André Pires de Oliveira Dias, the Chief Financial Officer of Ultrapar Participações S.A., each certifies that, to the best of their respective knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ultrapar Participações S.A.

São Paulo, April 28, 2017

ULTRAPAR PARTICIPAÇÕES S.A.

By:	/S/ THILO MANNHARDT
Name:	Thilo Mannhardt
Title:	Chief Executive Officer

São Paulo, April 28, 2017

By:	/S/ ANDRÉ PIRES DE OLIVEIRA DIAS
Name:	André Pires de Oliveira Dias
Title:	Chief Financial and Investor Relations Officer